EXHIBIT 10.24

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made this _____ day of ___________________, 20___, by and between PROLOGIS, INC., a Maryland corporation (the “Company”), and _____________________________ (“Indemnitee”).

RECITALS

WHEREAS, at the request of the Company, Indemnitee currently serves as a director and/or officer of the Company and/or one or more affiliates of the Company and renders valuable services to, or for the benefit of, the Company; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and officers of the Company and its affiliates; and

WHEREAS, both the Company and the Indemnitee recognize the increased legal risks and potential liabilities to which directors and officers of corporations are subject in connection with their positions and that liability insurance for directors and officers and statutory indemnification provisions may be inadequate to provide proper protection to individuals requested to serve as directors and officers of the Company; and

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company as an officer and/or director, the Company desires to provide for the indemnification of, and the advancement of expenses to, Indemnitee as set forth in this Agreement (and to the extent the Company and Indemnitee are parties to an existing indemnification agreement (the "Prior Agreement"), the Company desires to amend and restate such Prior Agreement by entering into this Agreement).

NOW THEREFORE, in consideration of the foregoing premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee do hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement the following terms should have the following meanings:

(a) “Beneficial Ownership” shall have the meaning assigned to such term under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Beneficially Own”, “Beneficial Owner” and other variants thereof shall have correlative meanings.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Bylaws” means the bylaws of the Company, as the same may be amended from time to time.

(d) “Change in Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to include any of the following events:

(i) An acquisition of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired by any Person in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(ii) The individuals who, as of the Effective Date, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 70% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and (3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (1) through (3) above shall herein be referred to as a “Non-Control Transaction”);

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing clauses (i) through (iii) above, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(e) “Charter” means the corporate charter of the Company, as the same may be amended from time to time.

(f) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advance of Expenses is sought by Indemnitee.

(g) “Effective Date” means the date set forth in the first paragraph of this Agreement.

(h) “Expenses” means any and all reasonable expenses, including, without limitation, reasonable and out-of-pocket attorneys’ fees and costs, disbursements and retainers, accounting and witness fees, travel and deposition costs, transcript costs, fees of experts, expenses of investigations, court costs, arbitration and mediation costs, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any other disbursements or expenses customarily incurred in connection with investigating, prosecuting, defending, being a witness in or otherwise participating in, or preparing to prosecute or defend, or to be a witness or other participant, in a Proceeding. Expenses shall also include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(i) “Indemnifiable Event” means any actual or asserted event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, partner, employee, trustee, manager, member, agent or fiduciary of another foreign or domestic corporation, real estate investment trust, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other entity or enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, in each case whether before or after the Effective Date. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company: (i) if Indemnitee serves or served as a director, officer, partner, employee, trustee, manager, member, agent or fiduciary of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust or other enterprise (A) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company or (B) the management of which is controlled directly or indirectly by the Company and (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties to, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as a deemed fiduciary thereof.

(j) Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change of Control has not occurred, Independent Counsel shall be selected by the Board of Directors, with the approval of Indemnitee, which approval will not be unreasonably withheld or delayed. If a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board of Directors, which approval will not be unreasonably withheld or delayed, and by such approval, the Board of Directors shall be deemed to have joined in such selection.

(k) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, claim, demand or discovery request or any other actual, threatened or completed proceeding (including any appeals in any of the foregoing), whether civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal), except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee or if the Company would have been required to indemnify Indemnitee, or advance Expenses to Indemnitee, in connection therewith pursuant to the Prior Agreement. If Indemnitee reasonably believes that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a Proceeding.

(l) References herein to “fines” shall include, without limitation, excise taxes and penalties assessed on Indemnitee with respect to any employee benefit plan.

2. Indemnification.

(a) General. The Company shall indemnify, and advance Expenses to, Indemnitee (i) as provided in this Agreement and (ii) otherwise to the maximum extent permitted by Maryland law in effect on the Effective Date and as amended from time to time; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the Effective Date. The rights of Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by the Maryland General Corporation Law (the “MGCL”), including, without limitation, Section 2-418 of the MGCL.

(b) Standard for Indemnification. In the event that Indemnitee was, is or becomes, or is threatened to be made, a party to any Proceeding by reason of (or arising in whole or in part from) an Indemnifiable Event, the Company shall indemnify Indemnitee against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any such Proceeding unless it is established by clear and convincing evidence that (i) the act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) Indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(c) Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement (other than Section 2(d) below), Indemnitee shall not be entitled to:

(i) indemnification hereunder if the Proceeding was one by or in the right of the Company and Indemnitee is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable to the Company;

(ii) indemnification hereunder if Indemnitee is adjudged, in a final adjudication of the Proceeding not subject to further appeal, to be liable on the basis that personal benefit in money, property or services was improperly received in any Proceeding charging improper personal benefit to Indemnitee, whether or not involving an Indemnifiable Event; or

(iii) indemnification or advance of Expenses hereunder if the Proceeding was brought by Indemnitee, unless: (A) the Proceeding was brought to enforce indemnification under this Agreement, and then only to the extent in accordance with and as authorized by Section 6 of this Agreement, or (B) the Charter or Bylaws, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board of Directors or an agreement approved by the Board of Directors to which the Company is a party expressly provide otherwise.

(d) Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification of Indemnitee by the Company in the following circumstances:

(i) if such court determines that Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or

(ii) if such court determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (A) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (B) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper without regard to any limitation on such court-ordered indemnification contemplated by Section 2-418(d)(2)(ii) of the MGCL.

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some portion of the Expenses, judgments, penalties, fines and amounts paid in settlement of a Proceeding which Indemnitee was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, by reason of an Indemnifiable Event, but not, however, for all of the total amount of such Expenses, judgments, fines, penalties and amounts paid in settlement, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee was or is, by reason of an Indemnifiable Event, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, the Company shall indemnify Indemnitee for all Expenses actually and reasonably incurred by Indemnitee, or on behalf of Indemnitee, in connection therewith. Without limiting any other rights of Indemnitee in this Agreement, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section 2(f) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3. Advance of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be made, a party or with respect to which Indemnitee is, or is threatened to be made, a witness or other participant, by reason of (or arising in whole or in part from) an Indemnifiable Event, whether prior to or after final disposition of such Proceeding, to the maximum extent permitted by applicable law and without requiring a preliminary determination as to Indemnitee’s ultimate entitlement to indemnification. The Company shall make such advance or advances of incurred Expenses within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, which advance or advances may be in the form of, in the reasonable discretion of Indemnitee (but without duplication), (a) payment of such Expenses directly to third parties on behalf of Indemnitee, (b) advance of funds to Indemnitee in an amount sufficient to pay such Expenses or (c) reimbursement to Indemnitee for Indemnitee’s payment of such Expenses. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written affirmation by Indemnitee and a written undertaking by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. Any such undertaking which may be required under this Section 3 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses, need not be secured, and shall not require the payment of interest on any such advances.

4. Procedure for Determination of Entitlement to Indemnification.

(a) Request for Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Promptly upon receipt of such a request for indemnification, the officer of the Company receiving any such request from Indemnitee shall cause the Board of Directors to be advised in writing that Indemnitee has requested indemnification.

(b) Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 4(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of the Disinterested Directors or by a majority vote of a committee of the Board of Directors consisting of one or more Disinterested Directors designated to act in the matter by a majority vote of the Disinterested Directors, (B) if Independent Counsel has been selected by the Board of Directors in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board of Directors, by the stockholders of the Company, other than directors or officers who are parties to the Proceeding. If it is determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee within ten days after such determination. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such determination in the discretion of the Board of Directors or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 4(b). Any Expenses incurred by Indemnitee in so cooperating with the person making such determination, in response to a request by such person, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom. The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

5. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, (i) the person (including any court having jurisdiction over the matter) making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and (ii) the Company shall have the burden of overcoming that presumption in connection with the making of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct required under applicable law for indemnification.

(c) The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, officer, partner, employee, trustee, manager, member, agent or fiduciary of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other entity or enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

6. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 4(b) that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 4(b) within sixty days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 2(f) within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement or the Charter or Bylaws is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Maryland, or in any other court of competent jurisdiction, or in an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 2(f) of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. Neither the failure of the Board of Directors or a committee thereof, or the stockholders of the Company, or Independent Counsel to have made a determination pursuant to Section 4(b) that Indemnitee is entitled to indemnification, nor an actual determination by the Board of Directors or a committee thereof, or the stockholders, of the Company, or Independent Counsel, that Indemnitee is not entitled to indemnification shall be a defense to any judicial adjudication or arbitration sought by Indemnitee or create a presumption that the Indemnitee is not entitled to indemnification or advancement of Expenses.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 6, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 6, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c) If a determination shall have been made pursuant to Section 4(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not disclosed in connection with the determination, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication or an award in arbitration to establish or enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of the outcome of such judicial adjudication or arbitration unless the court in such judicial adjudication or the arbitrator in such arbitration determines that the material assertions made by Indemnitee in such judicial adjudication or arbitration were not made in good faith or were frivolous. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

(e) Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay for the period (i) commencing with either the tenth day after the date on which the Company was requested to advance Expenses in accordance with Section 4 of this Agreement or the 60th day after the date on which the Company was requested to make the determination of entitlement to indemnification under Section 4(b) of this Agreement, as applicable, and (ii) ending on the date such payment is made to Indemnitee by the Company.

7. Indemnification Hereunder Not Exclusive. The rights of indemnification and advance of Expenses as provided by this Agreement shall not be deemed exclusive of, and shall be in addition to, any indemnification or other rights to which Indemnitee may at any time be entitled under the Charter, the Bylaws, any agreement, any resolution of stockholders or Disinterested Directors, applicable law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity on behalf of the Company while holding office; provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Charter or Bylaws as in effect on the date hereof, Indemnitee shall be deemed to have such greater right hereunder; and provided, further, that to the extent that any change is made to the Charter and/or Bylaws which permits any greater right to indemnification than that provided under this Agreement, Indemnitee shall be entitled to have such greater right hereunder. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the Charter or Bylaws, this Agreement or any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in respect of any Indemnifiable Event prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

8. Liability Insurance.

(a) The Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board of Directors, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of an Indemnifiable Event and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of an Indemnifiable Event. In the event of a Change in Control, the Company shall maintain in force any and all directors and officers liability insurance policies that were maintained by the Company immediately prior to the Change in Control for a period of six years with the insurance carrier or carriers and through the insurance broker in place at the time of the Change in Control; provided, however, (i) if the carriers will not offer the same policy and an expiring policy needs to be replaced, a policy substantially comparable in scope and amount shall be obtained and (ii) if any replacement insurance carrier is necessary to obtain a policy substantially comparable in scope and amount, such insurance carrier shall have an AM Best rating that is the same or better than the AM Best rating of the existing insurance carrier; provided, further, however, in no event shall the Company be required to expend in the aggregate in excess of 300% of the annual premium or premiums paid by the Company for directors and officers liability insurance in effect on the date of the Change in Control. In the event that 300% of the annual premium paid by the Company for such existing directors and officers liability insurance is insufficient for such coverage, the Company shall spend up to that amount to purchase such lesser coverage as may be obtained with such amount.

(b) Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 8(a). The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If, at the time the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c) Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any Proceeding.

9. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities, and Indemnitee shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

10. No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received payment of such amount under any insurance policy, contract or agreement, any provision of the Charter or Bylaws, or otherwise.

11. Exclusions. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not be liable for, and Indemnitee shall not be entitled to, indemnification or advance of Expenses under this Agreement with respect to: (i) any settlement or judgment for insider trading or for disgorgement of profits pursuant to Section 16(b) of the Exchange Act; or (ii) any Proceeding initiated or brought by Indemnitee, and not by way of defense (other than an action or proceeding under Section 6 of this Agreement), unless the initiation or bringing of such Proceeding has been approved by the Board of Directors.

12. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 2(b) or due to the provisions of Section 2(c), then, with respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

13. Reports to Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advance of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advance of Expenses or prior to such meeting.

14. Duration of Agreement. This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Company or as a director, officer, partner, employee, trustee, manager, member, agent or fiduciary of any other corporation, real estate investment trust, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other entity or enterprise which Indemnitee served at the request of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 6 of this Agreement).

15. Successors and Assigns; Binding Effect.

(a) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, executors, administrators and other legal representatives.

(b) The Company shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(c) The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable that is not itself invalid, void, illegal or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, void, illegal or otherwise unenforceable, that is not itself invalid, void, illegal or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby.

17. Counterparts. This Agreement may be executed in one or more counterparts (delivery of which may be by facsimile or via e-mail as a portable document format (.pdf) or other electronic format), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. Notice by Indemnitee; Company Participation.

(a) Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may result in the right to indemnification or advance of Expenses covered hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b) With respect to any Proceeding which may be subject to indemnification or advance of Expenses under this Agreement, unless Indemnitee waives its indemnification rights under this Agreement with respect to such Proceeding, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, if it so elects, the Company may assume the defense of the Proceeding, with counsel satisfactory to Indemnitee; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 days following receipt of notice of any such Proceeding under Section 20(a) above. After notice from the Company to Indemnitee of its election to assume the defense of a Proceeding, during the Company’s good faith active defense, the Company will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as otherwise provided below. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to Indemnitee which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 20(b) shall not apply to a Proceeding brought by Indemnitee under Section 6 of this Agreement.

(c) Notwithstanding the provisions of Section 20(b) above, Indemnitee shall have the right to employ separate counsel in any Proceeding which may be subject to indemnification or advance of Expenses under this Agreement, but the fees the expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (iii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iv) the Company fails to assume the defense of such Proceeding in a timely manner, in each of which cases the fees and expenses of Indemnitee’s counsel shall be Expenses for which Indemnitee may receive indemnification or advances under this Agreement. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 6(d) of this Agreement), to represent Indemnitee in connection with any such matter.

21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand-delivered or dispatched by electronic mail (with receipt thereof orally confirmed) or three calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next day delivery by a nationally recognized courier service, addressed as follows:

(a) If to Indemnitee, to:

(b) If to the Company, to:

Prologis, Inc.
Pier 1, Bay 1
San Francisco, California 94111
Attention: General Counsel

Email: _______

With a copy to: legalnotice@prologis.com

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

22. Affiliated Entities. If Indemnitee is or was serving as a director, officer, partner, employee, trustee, manager, member, agent or fiduciary of any entity or enterprise (including any employee benefit plan) affiliated with or related to the Company, Indemnitee will be deemed to have done so, or be doing so, at the request of the Company.

23. Services to the Company. Indemnitee will serve, or continue to serve, at the will of the Company, as an officer or director of the Company and/or one or more affiliates of the

Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation; however, this Agreement shall not impose any obligations on Indemnitee or the Company to continue Indemnitee’s service to or on behalf of the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. This Agreement shall not be deemed an employment contract between the Company (or any other entity) and Indemnitee.

24. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

25. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral negotiations, understandings or agreements between the parties with respect to the subject matter hereof; provided however that this Agreement is not intended to, and does not, supersede any indemnification or other rights to which the Indemnitee may be entitled under the Charter, the Bylaws or applicable law, or pursuant to any employment agreement between Indemnitee and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

PROLOGIS, INC.

By: ________________________________

Name:

Title:

INDEMNITEE

____________________________________

Name:

EXHIBIT A

AFFIRMATION AND UNDERTAKING TO REPAY EXPENSES ADVANCED

To: The Board of Directors of Prologis, Inc.

Re: Affirmation and Undertaking

Ladies and Gentlemen:

This Affirmation and Undertaking is being provided pursuant to that certain Indemnification Agreement, dated the _____ day of _______________, 20___, by and between Prologis, Inc., a Maryland corporation (the “Company”), and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [Description of Proceeding to be completed by Indemnitee] (the “Proceeding”).

Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my service to the Company. I hereby affirm my good faith belief that at all times, insofar as I was involved as a director or officer of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.

In consideration of the advance by the Company for Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established.

IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this _____ day of _______________, 20____.

_____________________________

Name: